Exhibit 99.1
News Release
For Immediate Release
Company contacts:
Dennis B. Tower, Chief Executive Officer
John L. Moran, President
W. Kirk BoschÉ, Chief Financial Officer
888-662-3877
www.foothills-resources.com
Foothills Resources, Inc. Announces $100 Million Credit Facility
BAKERSFIELD, Calif. – (PR Newswire) – December 13, 2007 – Foothills Resources, Inc. (OTCBB: FTRS) (the “Company”) today announced the closing of a new $100 million senior, secured credit facility (the “Credit Facility”) with Regiment Capital Advisors, LP and Wells Fargo Foothill, part of Wells Fargo & Company (NYSE: WFC). The proceeds from the Credit Facility will be used by the Company to retire the outstanding principal balance under its previous credit facility, including accrued interest and prepayment penalties, and provide liquidity for development and other production opportunities. The outstanding principal balance under the Credit Facility at closing was $56 million.
The Credit Facility has a tiered structure including a $50 million revolving credit facility ($25 million initial borrowing base; $6 million outstanding) and a $50 million term loan facility. The Credit Facility is secured by all of the assets of the Company including all of its oil and gas properties and other real property. Outstanding borrowings under the Credit Facility will mature on December 13, 2012 with no scheduled principal payments until April 2010. Generally, advances will carry an interest rate tied to LIBOR plus a spread equal to 2.0 percent for advances under the revolving credit facility and a spread equal to 6.5 percent for advances under the term loan facility. In addition to fees paid to the lenders at closing, Regiment Capital Advisors, LP received warrants to purchase 2,580,159 shares of the Company’s common stock at an exercise price of $0.01 per share. The borrowings under the term loan facility carry prepayment penalties ranging from 1.0 percent to 2.0 percent in the first three years, and borrowings under the revolving credit facility may be repaid anytime without penalty.
The Credit Facility is expected to provide the Company with significant liquidity for development activities, a substantial reduction in its weighted average cost of debt capital, increased operating flexibility through an improved covenant package, and enhanced ability to manage its cash position (and interest costs) through the revolving structure.
“The Credit Facility provides us with financing to fund our capital requirements for 2008 and into 2009,” said W. Kirk Bosché, Chief Financial Officer. “It improves our future financial flexibility by allowing for continued growth in the borrowing base availability under the revolving facility as we increase the underlying oil and gas reserve value through drilling.”

Rivington Capital Advisors, LLC served as lead advisor and placement agent to Foothills Resources, Inc. for the financing transaction. SMH Capital, Inc. served as co-advisor.
About Foothills Resources, Inc.
Foothills Resources, Inc. is a growth-oriented independent energy company engaged in the acquisition, exploration, exploitation and production of oil and natural gas opportunities in California, Texas and Oklahoma. Our business strategy is to identify and exploit low-to-moderate risk resources in existing producing areas that can be quickly developed and put on production, including the acquisition of producing properties with exploitation and exploration potential in these areas. Our management will use its extensive domestic and international oil and gas experience and our relationship with the well known energy consulting group Moyes and Co., Inc. (http://www.moyesco.com) to develop the Company. Additional information on Foothills Resources is available at http://www.foothills-resources.com.
SEC Filings and Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “should,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict,” “plan” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding business strategy and expansion and growth of our business and operations. Such forward-looking statements involve assumptions and are subject to known and unknown risks and uncertainties that could cause actual results or performance to differ materially from those expressed or implied by such forward-looking statements. Although we believe that the assumptions reflected in such forward-looking statements are reasonable, we can give no assurance that such assumptions will prove to have been correct. You should also know that such statements are not guaranties of future performance and are subject to risks, uncertainties and assumptions, including, but not limited to, failing to discover reserves that may be extracted on a commercially viable basis, inaccurately estimating oil and gas reserves, intense competition, environmental risks and general economic conditions including the price of oil and gas. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Should any of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may differ materially from those included within these forward-looking statements. We undertake no obligation to publicly release the result of any revision to these forward-looking statements to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and cash flows.
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